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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        FEBRUARY 9, 1999
                                                 -------------------------------

                              ORBCOMM GLOBAL, L.P.
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             (Exact name of registrant as specified in its charter)

             DELAWARE                  333-11149             54-1698039
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   (State or Other Jurisdiction       (Commission           (IRS Employer
        of Incorporation)             File Number)       Identification No.)

2455 HORSE PEN ROAD, SUITE 100              HERNDON, VIRGINIA          20171
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:        (703) 406-6000
                                                    ----------------------------

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On February 9, 1999, ORBCOMM Global L.P. ("the Company") received the requisite consents from the holders of its 14% Senior Notes due 2004 (the "Notes") to amend the Indenture governing the Notes. The Indenture was amended as of February 9, 1999 (the "Amended Indenture") to, among other things: (i) provide for the payment of certain administrative expenses subsequent to a possible future initial public offering; (ii) provide ORBCOMM greater flexibility in marketing and distributing its products and services; (iii) consolidate certain categories of permitted indebtedness under the Indenture;
(iv) provide for additional lien capacity; and (v) make certain other modifications to the Indenture that address ambiguities and inconsistencies that have been identified since the Notes were originally issued.

         The Amended Indenture is included as an exhibit to this filing.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) EXHIBITS.

       4.1         Amended and Restated Indenture, dated as of February 9, 1999, by and among ORBCOMM
                   Global, L.P. and ORBCOMM Global Capital Corp., as Issuers, Orbital Communications
                   Corporation, Teleglobe Mobile Partners, ORBCOMM USA, L.P. and ORBCOMM International
                   Partners, L.P., as Guarantors, and Marine Midland Bank, as Trustee, relating to
                   $170,000,000 of principal amount of 14% Senior Notes due 2004.

       99.1        Press Release
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ORBCOMM GLOBAL, L.P.

Date:  February 16, 1999             By:  /s/ Scott L. Webster
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                                          Scott L. Webster
                                          Chairman and Chief
                                            Executive Officer